Exhibit 10.7

              INDEMNIFICATION AGREEMENT - CONTROLLING STOCKHOLDERS


         This INDEMNIFICATION AGREEMENT, dated as of September 26, 2003, is made and entered into among Rubicon Medical Corporation, a Delaware corporation (the "Company"), and Berger Family Enterprises, a Utah family limited partnership, David B. Berger, Richard J. and Marla A. Linder Family Limited Partnership, a Utah family limited partnership, and Richard J. Linder (each such person being referred to herein individually as an "Indemnitee" and collectively as the "Indemnitees").

                                    RECITALS

         A. Indemnitees own beneficially and of record shares (the "Owned Shares") and options (the "Stock Options") to purchase shares (such Owned Shares and Stock Options, collectively, the "Stockholder's Equity") of common stock, par value $.001 per share ("Common Stock"), of the Company.

         B. Boston Scientific Corporation ("Parent"), Nemo I Acquisition, Inc. ("Purchaser") and the Company desire to enter into a transaction agreement, dated as of October 29, 2003 (the "Transaction Agreement"), providing that, among other things, concurrently with the execution of the Transaction Agreement, Parent or Purchaser shall purchase, and the Company shall issue to Parent or Purchaser, shares of Series A Preferred Stock for $15 million in cash, which shall be convertible into shares of Common Stock;

           C. As a condition to the willingness of Parent and Purchaser to enter into the Transaction Agreement, Parent and Purchaser have requested that Indemnitees agree, and, in order to induce Parent and Purchaser to enter into the Transaction Agreement, each Indemnitee has agreed, to enter into that certain option agreement, dated as of October 29, 2003 (the "Option Agreement"), with Parent and Purchaser pursuant to which each Indemnitee will (i) grant an option to Parent and Purchaser to purchase the Stockholder's Equity payable in cash (the "Purchase Option") and (ii) that Parent may require Indemnitees, in lieu of selling their Stockholder's Equity to Parent or Purchaser as described in clause (i), to tender their Owned Shares into the Offer (as defined in the Transaction Agreement) in exchange for, at the option of Parent or Purchaser, either cash or shares of common stock of Parent, par value $0.01 per share;

         D. As a condition to the willingness of Indemnitees to enter into the Option Agreement, Indemnitees have requested that the Company indemnify Indemnitees in the manner provided herein, and, in order to induce Indemnitees to enter into the Option Agreement, the Company agrees to provide Indemnitees with the benefits contemplated by this Agreement.

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                                  AGREEMENTS

1.       Indemnity of Indemnitee

         1.1. Scope.

The Company shall indemnify and hold harmless each Indemnitee against any Damages (as hereinafter below), joint or several, for which such Indemnitee may become liable, insofar as such Damages (or actions in respect thereof) arise out of or are based upon Indemnitee's breach or alleged breach of any duty owing or alleged to be owing by Indemnitee, as controlling stockholder of the Company, to the minority stockholders of the Company under or in connection with the Option Agreement or the Transaction Agreement, the execution of such agreements or the consummation of the transactions contemplated by such agreements.

         1.2. Nonexclusivity.

         The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitees may otherwise be entitled as directors and officers of the Company under the Company's Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise.

         1.3. Included Coverage - Damages.

         If any Indemnitee was or is made a party, or is threatened to be made a party, to or is otherwise involved (including, without limitation, as a witness) in any Proceeding (as defined below), the Company shall hold harmless and indemnify such Indemnitee from and against any and all losses, claims, damages, liabilities or expenses, including, without limitation, attorneys' fees, judgments, fines, witness fees, amounts paid in settlement and other expenses incurred in connection with such Proceeding (collectively, "Damages").

         1.4. Definition of Proceeding.

         For purposes of this Agreement, "Proceeding" shall mean any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) and whether formal or informal; provided, however, that, except with respect to an action to enforce the provisions of this Agreement, "Proceeding" shall not include any action, suit, claim or proceeding instituted by or at the direction of any Indemnitee, unless such action, suit, claim or proceeding is or was authorized by the Company's Board of Directors.

         1.5. Contribution.

         If the indemnification provided under Section 1.1 is unavailable by reason of a court decision, then, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Damages (including attorneys' fees) actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other from the transaction from which such Proceeding arose and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Damages. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 1.5 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

         1.6. Survival.

         The indemnification and contribution provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to be a controlling stockholder of the Company, and shall continue so long as Indemnitee shall be subject to any possible Proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee entered into the Option Agreement or consummated the transactions contemplated thereby as a controlling stockholder of the Company.

2. Advancement of Expenses.

         2.1. Generally.

         The right to indemnification of Damages conferred by Section 1 shall include the right to have the Company pay Indemnitees' expenses in any Proceeding as such expenses are incurred and in advance of such Proceeding's final disposition (such right, an "Expense Advance").

         2.2. Conditions to Advancement of Expenses.

         The Company's obligation to provide an Expense Advance is subject to the following conditions:

         2.2.1. Undertaking.

         Each Indemnitee or such Indemnitee's representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to such Indemnitee's financial ability to make repayment, by or on behalf of Indemnitee, to repay all Expense Advances if it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties that Indemnitee is not entitled to be indemnified by the Company.

         2.2.2. Cooperation.

         Each Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee's power.

3. Enforcement Procedures.

         3.1. Enforcement.

         In the event that any claim for indemnity, whether an Expense Advance or otherwise, is made hereunder and is not paid in full within 60 days after written notice of such claim is delivered to the Company, any Indemnitee may, but need not, thereafter bring suit against the Company to recover the unpaid amount of the claim (an "Enforcement Action").

         3.2. Presumptions in Enforcement Action.

         In any Enforcement Action, the following presumption (and limitation on presumptions) shall apply: the Company expressly affirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereunder to induce Indemnitee to enter into the Option Agreement, which has in turn induced Parent and Purchaser to enter into the Transaction Agreement.

         3.3. Attorneys' Fees and Expenses for Enforcement Action.

         In the event any Indemnitee is required to bring an Enforcement Action, the Company shall pay all of such Indemnitee's fees and expenses in bringing and pursuing the Enforcement Action (including attorneys' fees at any stage, including on appeal); provided, however, that the Company shall not be required to provide such payment for such attorneys' fees or expenses if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Enforcement Action was not made in good faith.

4. Notification and Defense of Claim.

         4.1. Notification.

         Promptly after receipt by any Indemnitee of notice of the commencement of any Proceeding, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; provided, however, the omission to so notify the Company will not relieve the Company from any liability which it may have to such Indemnitee under this Agreement unless and only to the extent that such omission can be shown to have prejudiced the Company's ability to defend the Proceeding.

         4.2. Defense of Claim.

         With respect to any such Proceeding as to which an Indemnitee notifies the Company of the commencement thereof:

         (a) The Company may participate therein at its own expense;

         (b) The Company, jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the Company's expense. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have reasonably made the conclusion provided for in (ii) above;

         (c) The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent;

         (d) The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent; and

         (e) Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement, provided that Indemnitee may withhold consent to any settlement that does not provide a complete release of Indemnitee.

5. Severability.

         Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or to fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable, as provided in this Section 6, and if this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify or make contribution to Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

6. Governing Law; Binding Effect; Amendment and Termination.

         (a) This Agreement shall be interpreted and enforced in accordance with the laws of Delaware.

         (b) This Agreement shall be binding on Indemnitees and on the Company and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of Indemnitees and Indemnitees' heirs, personal representatives and assigns and to the benefit of the Company and its successors and assigns. The Company shall not effect any sale of substantially all of its assets, merger, consolidation or other reorganization in which it is not the surviving entity, unless the surviving entity agrees in writing to assume all such obligations of the Company under this Agreement.

         (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

7. Notices.

         All notices, claims and other communications hereunder shall be in writing and made by hand delivery, registered or certified mail (postage prepaid, return receipt requested), or by a commercially recognized means of overnight delivery providing confirmation of receipt:

         (a) If to the Company, to: with a copy to:

Rubicon Medical Corporation                  Parsons, Behle & Latimer
2064 West Alexander Street                   Post Office Box 45898
Salt Lake City, Utah 84119                   Salt Lake City, Utah 84145-0898
Attention:  Richard J. Linder, President     Attention: Mark N. Schneider, Esq.

         (b) If to Indemnitees, to the addresses specified for the Indemnitees in the Option Agreements,

or to such other address as either party may from time to time furnish to the other party by a notice given in accordance with the provisions of this Section
8. All such notices, claims and communications shall be deemed to have been duly given if (i) personally delivered, at the time delivered, (ii) mailed, five days after dispatched, and (iii) sent by any other means, upon receipt.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                       The Company:
                                    Rubicon Medical Corporation
                                    a Delaware corporation


                                    By: /s/ Richard J. Linder
                                       ---------------------------
                                    Title: President/CEO

                       Indemnitees:

                                    Berger Family Enterprises
                                    A Utah family limited partnership


                                    By /s/ David B. Berger
                                       ---------------------------
                                       David B. Berger
                                    Title: General Partner

                                    Richard J. and Marla A. Linder Family
                                    Limited Partnership
                                    A Utah Family Limited Partnership


                                    By /s/ Richard J. Linder
                                       ---------------------------
                                       Richard J. Linder
                                    Title: General Partner


                                       /s/ David B. Berger
                                       ------------------------------
                                       David B. Berger, an individual


                                        /s/ Richard J. Linder
                                       --------------------------------
                                       Richard J. Linder, an individual